UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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A.G. Edwards, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 24, 2004

The Annual Meeting of the Stockholders of A.G. Edwards, Inc. (the “Company”) will be held at the home office of the Company, One North Jefferson Avenue, St. Louis, Missouri 63103, on Thursday, June 24, 2004, at 10:00 a.m., local time, for the following purposes:

1.	To elect three directors;

2.	To consider and act on a proposal to approve the A.G. Edwards, Inc. 2004 Performance Plan for Executives;

3.	To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending February 28, 2005; and

4.	To transact such other business as may properly come before the annual meeting and any adjournments thereof.

Only stockholders of the Company of record as of the close of business on May 3, 2004, will be entitled to notice of, and to vote at, the annual meeting and any adjournments thereof.

Stockholders may vote their shares by using the telephone or the Internet by following the instructions on the accompanying proxy or may sign, date and return the accompanying proxy in the enclosed business reply envelope. If you later desire to revoke your proxy, you may do so at any time before the voting at the meeting.

Douglas L. Kelly Secretary

May 13, 2004

PROXY STATEMENT

GENERAL INFORMATION

The enclosed form of proxy is solicited by and on behalf of the Board of Directors of A.G. Edwards, Inc. (the “Company”) for use at the Annual Meeting of Stockholders to be held on Thursday, June 24, 2004, (the “2004 Annual Meeting”) and at any adjournments thereof. The stockholder giving the proxy has the power to revoke it any time before it is exercised by notice in writing to the Secretary of the Company at the Company’s principal executive offices at One North Jefferson Avenue, St. Louis, Missouri 63103, by properly submitting to the Company a duly executed proxy bearing a later date, or by attending the meeting and voting in person. The proxy will be voted as specified by the stockholder in the spaces provided or, if no specification is made, it will be voted for Proposals 1, 2 and 3.

This Proxy Statement and form of proxy are first being mailed to the stockholders of the Company on or about May 13, 2004. The solicitation of proxies is being made primarily by the use of the mails. The cost of preparing and mailing this Proxy Statement and accompanying materials, and the cost of any supplementary solicitations, which may be made by mail, telephone, Internet or personally by officers and employees of the Company and its subsidiaries, will be borne by the Company.

Only stockholders of record at the close of business on May 3, 2004, are entitled to notice of, and to vote at, the 2004 Annual Meeting and any adjournments thereof. On May 3, 2004, the Company had 79,959,275 outstanding shares of common stock, par value $1 (“Common Stock”). Each outstanding share is entitled to one vote on each director position, and each other matter, to be voted on at the 2004 Annual Meeting. A majority of the outstanding shares of Common Stock present in person or by proxy will constitute a quorum for the transaction of business at the 2004 Annual Meeting. Votes cast by proxy or in person at the 2004 Annual Meeting will be tabulated by the inspectors of election appointed by the Board of Directors for the meeting.

Shares which are entitled to vote but which are not voted at the direction of the beneficial owner (“abstentions”) and shares represented by proxies or ballots which are marked “withhold authority” with respect to the election of any one or more nominees for election as directors will be counted for the purpose of determining whether there is a quorum for the transaction of business at the 2004 Annual Meeting.

Abstentions may be specified on Proposal 2 to approve the 2004 Performance Plan for Executives and on Proposal 3 to ratify the appointment of independent auditors, but not on Proposal 1 to elect directors.

The affirmative vote of a plurality of the shares represented at the meeting is required to elect directors. “Plurality” means that the nominees who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be elected at the 2004 Annual Meeting. Consequently, any shares represented at the 2004 Annual Meeting but not voted for any reason have no impact on the election of directors.

The affirmative vote of a majority of the shares represented at the meeting is required to approve Proposal 2 to approve the 2004 Performance Plan for Executives and to approve Proposal 3 to ratify the appointment of the independent auditors. Broker non-votes will not be counted with respect to, and will have no effect on, whether the stockholders approve these proposals. Abstentions, however, are counted in determining whether the stockholders have approved these proposals and, thus, have the effect of a vote against these proposals.

PROPOSAL 1:  ELECTION OF DIRECTORS

Committees and Meetings of the Board of Directors

Board of Directors; Executive Committee; Executive Sessions

The business of the Company is under the general management of the Board of Directors of the Company (the “Board”) as provided by the laws of Delaware, the state of incorporation. The Board currently consists of seven members. The Board generally meets at least quarterly and held four meetings during the 2004 fiscal year. Between Board meetings, Board responsibilities are delegated to the Executive Committee, comprised of two Board members. The Executive Committee did not meet during the 2004 fiscal year.

The “independent” (determined as described below) directors will regularly meet in executive sessions without management or any management director present, in order to promote discussions without influence by the presence of management. For each fiscal year, beginning with fiscal year 2005, the independent directors will elect a director to preside (“Presiding Director”) at such executive sessions. If for any reason a Presiding Director has not been elected to serve at such an executive session, the directors attending such meeting will elect by majority vote one of the attendees to serve as the Presiding Director at such meeting. For fiscal year 2005, Dr. E. Eugene Carter will serve as the Presiding Director.

A stockholder of the Company may communicate with the Presiding Director of the executive sessions or any independent director or management director by sending an e-mail to shareholderrelations@agedwards.com or by sending written correspondence to: A.G. Edwards, Inc., Presiding Director/Board of Directors, c/o Corporate Secretary, One North Jefferson Avenue, St. Louis, MO 63103. All such communications will be made available promptly to the Presiding Director or any other independent or management director, as appropriate.

Independent Directors

Pursuant to the New York Stock Exchange listing standards, the Board has adopted categorical standards to assist it in making its determination of director independence. In accordance with these standards and based on all relevant facts and circumstances, a director must be determined by the Board to have no material relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company. These standards specify the criteria by which the independence of the Company’s directors will be determined, including standards for directors and their immediate family members with respect to past employment or affiliation with the Company or its independent auditor. The full text of these standards is attached as Exhibit A to this Proxy Statement. In addition, the full text of the standards for non-management directors, that is, directors who are not members of management but who do not meet the standards for independence, is attached as Exhibit B to this Proxy Statement. Currently the Company has no non-management directors.

The Board has determined that the following five directors are independent under these standards: Dr. E. Eugene Carter, Vicki B. Escarra, Samuel C. Hutchinson Jr., Peter B. Madoff and Mark S. Wrighton (the “Independent Directors”). Thus, the Independent Directors represent a majority of directors serving on the Board.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board consists of the five Independent Directors. The Nominating and Corporate Governance Committee met twice during the 2004 fiscal year to, among other actions, recommend to the Board the nomination of the directors described in this Proxy Statement and enclosed form of proxy. Stockholders also may make nominations for directors. Stockholders wishing to propose nominees for consideration at the 2004 Annual Meeting must comply with a Bylaw provision dealing with nominations. For a discussion of stockholder nominating procedures, see “Stockholder Proposals.”

The Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become members of the Board, consistent with the Board’s criteria and corporate governance guidelines, and recommending to the Board the proposed nominees for directors for the next Annual Meeting of Stockholders. In selecting qualified nominees for directors, the Nominating and Corporate Governance Committee has established criteria upon which to make such selections. These criteria include an individual’s character, acumen, judgment, diversity of experience, and ability to contribute to the Company’s overall goals to serve the best interests of the Company’s clients and demonstrate responsibility to the Company’s stockholders. Within these criteria, the Nominating and Corporate Governance Committee will identify individuals qualified to become directors on the Board and will conduct appropriate inquiries into the backgrounds and qualifications of possible nominees. The Nominating and Corporate Governance Committee will also use these criteria in evaluating nominees recommended by any of the Company’s stockholders.

A copy of the Nominating and Corporate Governance Charter is available on the Company’s Website at www.agedwards.com and may be accessed by entering onto the Company’s Website and clicking on the following links on each successive screen: “About A.G. Edwards” link, then the “Investor Relations” link and then the “Corporate Governance” link.

Compensation Committee

The Board has a Compensation Committee comprised of the Independent Directors. The Compensation Committee held three meetings during the 2004 fiscal year. The Compensation Committee was responsible for establishing the compensation of Robert L. Bagby and the award under the Performance Plan for Executives to four other executives for the 2004 fiscal year. The Compensation Committee of A.G. Edwards & Sons, Inc., a wholly-owned subsidiary of the Company (the “Brokerage Company”), determined the compensation of all employees for the 2004 fiscal year, including officers of the Company, with the exception of Robert L. Bagby, the award under the Performance Plan for Executives to four other executive officers, and except for the compensation of research analysts which was determined by the Research Compensation Committee of the brokerage company. (See also “Joint Report of the Compensation Committees of the Brokerage Company and the Company.”)

A copy of the Compensation Committee Charter is available on the Company’s Website at www.agedwards.com and may be accessed by entering the Company’s Website and clicking on the following links on each successive screen: “About A.G. Edwards” link, then the “Investor Relations” link and then the “Corporate Governance” link.

Audit Committee

The Audit Committee of the Board consists of the Independent Directors and held four meetings during the 2004 fiscal year. During fiscal year 2004 and in accordance with its written charter as adopted by the Board, the Audit Committee performed the following principal functions: (i) reviewed quarterly and year-end financial statements with the independent auditors, internal auditors and management; (ii) reviewed the scope of the external and internal audits and reports with the independent and internal auditors and management; (iii) reviewed the independent auditor’s management letter and management’s response thereto; (iv) recommended the selection of the Company’s independent auditors for the fiscal year 2004; (v) reviewed the quality and depth of the Company’s internal audit, accounting and financial staffs; and (vi) reviewed and approved the rendering of audit and non-audit services by the independent auditors. (See also “Report of the Audit Committee.”)

The Board has determined that each of the members of the Audit Committee is independent, as defined under the rules of the New York Stock Exchange, including as required by such rules, the special standards established by the Securities and Exchange Commission (the “SEC”) for members of audit committees. The Board also determined that Dr. E. Eugene Carter is an independent director who is an “audit committee financial expert,” as defined in the Securities and Exchange Commission (the “SEC”) rules. This designation is a disclosure requirement of the SEC related to Dr. Carter’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose on Dr. Carter any duties, obligations or liability that are greater than are generally imposed on him as a member of the Audit Committee and the Board, and his designation as an audit committee financial expert by the Board pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or Board.

On February 20, 2004, the Board adopted a revision to the charter of the Audit Committee to comply with the requirements of the New York Stock Exchange revised listing standards. A copy of the Audit Committee Charter is available on the Company’s Website at www.agedwards.com and may be accessed by entering the Company’s Website and clicking on the following links on each successive screen: “About A.G. Edwards” link, then the

“Investor Relations” link and then the “Corporate Governance” link. A copy of the Audit Committee Charter is provided as Exhibit C to this Proxy Statement.

Meeting Attendance

During the 2004 fiscal year, all directors attended at least 80 percent of all meetings of the Board and the committees of the Board on which each served. The Company does not require Director attendance at its annual meeting of stockholders; however, all directors attended the 2003 Annual Meeting of Stockholders.

Nominees for Directors

The Company’s Certificate of Incorporation and Bylaws provide for a classified Board, with the Board divided into three classes whose terms expire at different times. As previously stated, the Company presently has seven directors. Three members are to be elected to the Board at the 2004 Annual Meeting, each to serve for a term of three years expiring in 2007. Upon their election, the Company will continue to have seven directors. The Nominating and Corporate Governance Committee and the Board have made three nominations for directors. The nominees, Robert L. Bagby, Dr. E. Eugene Carter and Peter B. Madoff, are currently directors of the Company.

The persons named in the enclosed form of proxy intend to vote the proxies in favor of the election of the nominees listed below to serve as directors of the Company for terms expiring in 2007 or until the election and qualification of their successors, unless the stockholder indicates on the form of proxy that the vote should be withheld or contrary directions are indicated. If one or more nominees shall become unavailable for any reason, the Board of Directors, in its discretion, may, unless the Board of Directors provides by resolution for a lesser number of directors, designate one or more substitute nominees, in which case such proxies will be voted for such substituted nominees. The Board of Directors has no reason to doubt the availability of any of the nominees, and each has indicated a willingness to serve on the Board if elected. All of the directors currently serving on the Board have been elected by the stockholders.

Name and Age	Principal Occupation for the Past Five Years and Other Directorships	Year First Elected Director of the Company/Current Board Committee Membership
NOMINEES FOR DIRECTORS TO BE ELECTED IN 2004 FOR TERMS EXPIRING IN 2007
Robert L. Bagby, 60
Chairman of the Board and Chief Executive Officer of the Company and the Brokerage Company since March 2001; Vice Chairman of the Board of the Company and of the Brokerage Company from 1996 to March 2001; Director of the Branch Division of the Brokerage Company from 1995 to March 2001. Employee of the Brokerage Company for 29 years. Director of the Brokerage Company since 1979.
1995 Member of the Executive Committee
Dr. E. Eugene Carter, 62	Trustee, Charlotte R. Boschan Trust. Former Professor of Finance and Associate Dean, University of Maryland at College Park. Director of the Brokerage Company from 1976 to 1983.	1983 Member of the Audit Committee, Compensation Committee, and the Nominating and Corporate Governance Committee

Name and Age	Principal Occupation for the Past Five Years and Other Directorships	Year First Elected Director of the Company/Current Board Committee Membership
Peter B. Madoff, 58	Senior Managing Director of Bernard L. Madoff Investment Securities, LLC, formerly Bernard L. Madoff Investment Securities, Inc.	2001 Member of the Audit Committee, Compensation Committee, and the Nominating and Corporate Governance Committee
DIRECTORS WITH TERMS EXPIRING IN 2006
Vicki B. Escarra, 50	Executive Vice President and Chief Marketing Officer of Delta Air Lines, Inc. since May 2001; Executive Vice President — Customer Service of Delta Air Lines, Inc. from July 1998 to May 2001.	2003 Member of the Audit Committee, Compensation Committee, and the Nominating and Corporate Governance Committee

Mark S. Wrighton, 54	Chancellor of Washington University since 1995; Provost, Massachusetts Institute of Technology from 1990 to 1995. Director of Cabot Corporation, Helix Technology Corporation and Ionics Incorporated.	2000 Member of the Audit Committee, Compensation Committee, and the Nominating and Corporate Governance Committee
DIRECTORS WITH TERMS EXPIRING IN 2005
Samuel C. Hutchinson Jr., 61	President of Interface Construction Corp. since 1978.	1993 Member of the Audit Committee, Compensation Committee, and the Nominating and Corporate Governance Committee

Ronald J. Kessler, 56
Vice Chairman of the Board of the Company and the Brokerage Company since March 2001; Executive Vice President of the Brokerage Company; Director of the Operations Division of the Brokerage Company since 1998; Assistant Director of the Operations Division of the Brokerage Company from 1988 to 1998. Employee of the Brokerage Company for 36 years. Director of the Brokerage Company since 1989.
2001 (1) Member of the Executive Committee

(1)	Previously served as a director from 1999 to 2000.

DIRECTOR COMPENSATION

Directors, except those who are officers or employees of the Company or its subsidiaries, receive an annual retainer of $40,000 and a fee of $1,000 for each Board meeting and committee meeting of the Company’s Board of Directors and for each Board meeting and committee meeting of the Brokerage Company’s Board of Directors attended, except that the Chair of the Audit Committee receives $2,500 for each Audit Committee meeting chaired. Approximately one half of this annual compensation is paid in the form of Common Stock of the Company with the value of the stock based on the market price on July 1 of the fiscal year in which the compensation is earned. Non-employee directors do not participate in any of the Company’s employee benefit plans.

OWNERSHIP OF THE COMPANY’S COMMON STOCK

Ownership by Directors and Executive Officers

The following table sets forth the beneficial ownership of the Company’s Common Stock as of May 3, 2004, by (i) each director and nominee, (ii) each executive officer named in the Summary Compensation Table, and (iii) all directors and executive officers of the Company as a group. Except as otherwise noted, each person has sole voting and investment power over his or her shares.

Name	Number of Shares		Percentage of Class
Robert L. Bagby	83,898	(1)(4)	(3)
Dr. E. Eugene Carter	325,133		(3)
Vicki B. Escarra	690		(3)
Alfred E. Goldman	38,020	(1)	(3)
Samuel C. Hutchinson Jr.	3,950		(3)
Douglas L. Kelly	45,083	(1)	(3)
Ronald J. Kessler	112,196	(1)(5)	(3)
Peter B. Madoff	2,715		(3)
Peter M. Miller	29,972	(1)(2)	(3)
Mark S. Wrighton	3,205		(3)
All Directors and Executive Officers as a Group (19 persons)	994,353	(1)(2)	1.2%

(1)	Includes restricted stock issued pursuant to the Company’s 1988 Incentive Stock Plan (the “1988 Plan”) as to which each recipient has sole voting power and no current investment power, as follows: Mr. Bagby, 8,442 shares; Mr. Goldman, 2,301 shares; Mr. Kelly, 9,525 shares; Mr. Kessler, 9,279 shares; Mr. Miller, 4,359; and other executive officers as a group, 42,805 shares.

(2)	Includes stock options issued pursuant to the 1988 Plan that are currently exercisable as to which each person has no current voting power and sole investment power, as follows: Mr. Miller, 12,817 shares; and other executive officers as a group, 19,670 shares.

(3)	Percentages of less than 1% have been omitted.

(4)	Mr. Bagby has shared voting and investment power over 56,193 shares, including 174 shares owned by his wife and 56,019 shares held jointly with his wife.

(5)	Mr. Kessler has shared voting and investment power over 40,192 shares held by him as co-trustee of a trust.

Ownership by Certain Other Persons

The following table contains information, as of May 1, 2004, regarding the only persons the Company knows of who beneficially own more than five percent of the outstanding Common Stock of the Company.

Name and Address	Number of Shares		Percentage of Class
American Century Companies, Inc. 4500 Main Street, 9th Floor, Kansas City, MO 64111	4,424,000	(1)	5.6%

(1)	Information, reported as of December 31, 2003, obtained from a Schedule 13G filed by American Century Companies, Inc. (“ACC”) with the SEC dated February 13, 2004, on behalf of itself and American Century Investment Management, Inc. (“ACIM”), an Investment Advisor under the Investment Advisors Act of 1940 and a wholly owned subsidiary of ACC. According to this Schedule 13G, ACIM and ACC, as a parent holding company or control person of ACIM, have sole voting power over 4,388,300 of the 4,424,000 shares beneficially owned by them and sole dispositive power over all 4,424,000 of the shares beneficially owned by them.

EXECUTIVE COMPENSATION

The table on the next page sets forth for each of the Company’s last three fiscal years the compensation of the Company’s Chief Executive Officer and its other four most highly compensated executive officers serving at the end of the 2004 fiscal year (the “Named Executive Officers”).

Summary Compensation Table

				Long-Term Compensation Awards
		Annual Compensation
Name and Principal Position at End of Fiscal Year	Fiscal Year	Salary	Bonus	Restricted Stock Awards (1)(2)(3)(4)	Number of Securities Underlying Options (2)	All Other Compensa- tion (5)
Robert L. Bagby	2004	$456,000	$871,003	$211,752	0	$100,744
Chairman of the Board and Chief Executive	2003	456,263	633,358	163,994	0	96,432
Officer of the Company; Chairman of the Board and Chief Executive Officer of the Brokerage Company	2002	456,578	647,407	93,669	0	100,000

Alfred E. Goldman	2004	$209,478	$521,508	$126,761	0	$53,164
Corporate Vice President and Director of	2003	209,263	379,514	98,252	0	50,889
Market Analysis of the Brokerage Company	2002	209,578	388,374	90,932	0	79,976

Douglas L. Kelly	2004	$206,188	$545,044	$132,498	0	$54,506
Vice President, Treasurer, Chief Financial	2003	206,341	396,647	102,680	0	50,371
Officer and Secretary of the Company; Executive Vice President, Treasurer, Chief Financial Officer, Director of Law and Compliance, and Director of Administration of the Brokerage Company	2002	206,770	385,621	90,319	0	74,696

Ronald J. Kessler	2004	$186,226	$519,967	$126,416	0	$51,283
Vice Chairman of the Board of the Company;	2003	186,263	382,711	99,079	0	49,334
Vice Chairman of the Board, Executive Vice President and Director of Operations of the Brokerage Company	2002	186,578	394,098	92,280	0	75,875

Peter M. Miller	2004	$186,248	$522,588	$63,495	4,152	$49,114
Executive Vice President and Director of	2003	224,394	359,881	46,566	4,367	42,573
Sales and Marketing of the Brokerage Company	2002	160,770	332,564	38,930	2,383	65,464

(1)	Amounts shown include both Restricted Share and “Phantom Stock Credit” awards issued under the 1988 Plan, which are valued based on the market value, as defined under the plan, of Common Stock on the Consolidated Transaction Reporting System on the determination date of such awards. The awards are made as of the end of the fiscal year for which they are awarded for service during that fiscal year. Restricted Shares can be awarded to participants in the 1988 Plan who are under age 60. The restrictions on Restricted Shares lapse three years after their award date. Participants who are 60 years of age or older (“Over 60 Participants”) do not receive Restricted Shares. Instead, they are awarded “Phantom Stock Credits” which serve as the basis for an award of Restricted Shares two years after their award date (“Deferred Award Date”), with each Phantom Stock Credit representing the right to receive one Restricted Share. The number of Phantom Stock Credits awarded to an Over 60 Participant is adjusted to reflect dividends on the Common Stock. Restricted Shares awarded as of any Deferred Award Date are subject to all of the terms and restrictions applicable to other Restricted Shares, except the restrictions last for only nine months.

(2)	The awards of Restricted Shares, Phantom Stock Credits and Options contain provisions for the accelerated lapsing of the restrictions for Restricted Shares (including those issued based on Phantom Stock Credits) and the accelerated exercisability of Options in the event of a merger, consolidation, acquisition, sale or transfer of assets, tender, or exchange offer or other reorganization in which the Company does not survive as an independent publicly owned company.

(3)	The aggregate number and value of Restricted Shares and Phantom Stock Credits held by the persons named in the table as of February 29, 2004, are as follows: Mr. Bagby, 8,442 shares and 5,536 credits — $534,239; Mr. Goldman, 2,301 shares and 7,048 credits — $357,319; Mr. Kelly, 9,525 shares and -0- credits — $364,046; Mr. Kessler, 9,279 shares and -0- credits — $354,643; and Mr. Miller, 4,359 shares and -0- credits — $166,601.

(4)	Dividends are paid on unvested Restricted Shares and adjustments are made to Phantom Stock Credits for dividends as discussed in Note 1 to this table above; such dividends and adjustments are equal in amount to the dividends paid on shares of Common Stock.

(5)	Amounts shown consist of the following: (i) amounts set aside under the Company’s Retirement and Profit Sharing Plan for the 2002, 2003 and 2004 fiscal years, respectively — Mr. Bagby, $13,089, $12,965 and $13,975; Mr. Goldman, $13,089, $12,965 and $13,975; Mr. Kelly, $13,089, $12,965 and $13,975; Mr. Kessler, $13,089, $12,965 and $13,975; and Mr. Miller, $13,089, $12,965 and $13,975; and (ii) amounts credited to accounts under the Company’s Excess Profit Sharing Deferred Compensation Plan for the 2002, 2003 and 2004 fiscal years, respectively — Mr. Bagby, $86,911, $83,467 and $86,769; Mr. Goldman, $66,887, $37,924 and $39,189; Mr. Kelly, $61,607, $37,406 and $40,531; Mr. Kessler, $62,786, $36,369 and $37,308; and Mr. Miller, $52,375, $29,608 and $35,139.

The following table sets forth certain information regarding the grant of options to purchase Company Common Stock during the Company’s 2004 fiscal year to the Named Executive Officers.

Options Granted in the Last Fiscal Year

Name	Number of Shares Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year 2004	Exercise Price	Expiration Date	Grant Date Present Value (2)
Robert L. Bagby	—	—	—	—	—
Alfred E. Goldman	—	—	—	—	—
Douglas L. Kelly	—	—	—	—	—
Ronald J. Kessler	—	—	—	—	—
Peter M. Miller	4,152	(1)	$39.33	February 28, 2014	$67,096

(1)	Percentages of less than 1% have been omitted.

(2)	The fair value of each option granted was estimated at the date of grant using the Black-Scholes option pricing model with the following assumptions: dividend yield of 1.83%; expected life of seven years; expected volatility of 38%; and a risk-free interest rate of 3.67%.

The following table sets forth certain information regarding the exercise of options to purchase Company Common Stock during the Company’s 2004 fiscal year by the Named Executive Officers and the unexercised options to purchase Company Common Stock held by such persons on February 29, 2004.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

			Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End (1)
Name	Number of Shares Acquired on Exercise	Value Realized	Exercisable (shares)	Unexercisable (shares)	Exercisable	Unexercisable
Robert L. Bagby	—	$0	—	—	$0	$0
Alfred E. Goldman	—	0	—	—	0	0
Douglas L. Kelly	—	0	—	—	0	0
Ronald J. Kessler	—	0	—	—	0	0
Peter M. Miller	4,500	93,825	14,317	10,902	96,948	54,588

(1)	Options become exercisable three years after they are awarded. Fiscal year 2002 and previous awards must be exercised no later than eight years after they are awarded, and fiscal year 2003 and subsequent awards must be exercised no later than 10 years after they are awarded.

Compensation Committee Interlocks and Insider Participation

All of the members of the Compensation Committee of the Brokerage Company (as named on page 14), and of the Research Compensation Committee, are officers of the Company or one of its subsidiaries. Messrs. Bagby and Kessler are directors of the Company and are officers or directors of the Company or one of its subsidiaries.

JOINT REPORT OF THE COMPENSATION COMMITTEES
OF THE BROKERAGE COMPANY AND THE COMPANY

The Compensation Committee of the Brokerage Company (the “Brokerage Committee”) determined the compensation for the fiscal year ended February 29, 2004, (the “2004 fiscal year”) of all officers of the Company with the exception of compensation of officers in the Research Department and with the exception of compensation for Robert L. Bagby and the award under the Performance Plan for Executives to four other executive officers. The Research Compensation Committee of the Brokerage Company determined the compensation for officers in the Research Department. The Compensation Committee of the Company (the “Company Committee”) determined the compensation of Robert L. Bagby.

It is the policy of the Company to have a substantial portion of each officer’s annual compensation directly related to the performance of the Company. The policy is applied consistently to all the Named Executive Officers, including Mr. Bagby.

For the 2004 fiscal year, the annual compensation of the Named Executive Officers had seven components, each of which is discussed below. The Company seeks to structure compensation for its executive officers so that all of the compensation is deductible by the Company for federal income tax purposes, including meeting the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), for deductibility of compensation in excess of a certain amount. However, if the Company is not able to structure compensation for its executive officers so that all such compensation is deductible, the Board of Directors of the Company, the Company Committee or the Brokerage Committee, as appropriate, will make a determination in its business judgment as to the appropriate compensation for such executives considering the benefits and the costs to the Company, including in its considerations the additional costs arising from the inability to deduct part or all of the compensation.

Base Salary. A base salary was set prior to the beginning of the 2004 fiscal year by the Brokerage Committee for each Named Executive Officer other than Mr. Bagby and by the Company Committee for Mr. Bagby. Base salaries are intended to be relatively moderate, but competitive, for the Company’s industry. The Base Salary for Mr. Bagby remained at $456,000 for the 2004 fiscal year consistent with the determination by the Brokerage Committee that most officers would not receive salary increases because of market and industry conditions.

Corporate Executive Bonus Plan. The Corporate Executive Bonus Plan is designed to provide certain officers and key employees of the Company and its subsidiaries with direct participation in the profitability of the Company. Unless the Company has a specified minimum of pre-tax earnings ($2,500,000 in the 2004 fiscal year), no payment is made under the plan. Awards under the plan are based on a prescribed formula. The formula for bonus accrual (the “bonus pool”) is determined prior to the beginning of each fiscal year by the Board of Directors of the Company and is based on (i) the Company’s consolidated earnings before provision for income taxes, certain employee bonuses and discretionary Profit Sharing Plan contributions, (ii) certain branch office profits, and (iii) the net revenues of certain departments. The Board of Directors of the Company has discretion to increase or decrease the amount subject to the plan.

Eligible officers are assigned “shares” in the bonus pool prior to the beginning of the fiscal year. Such shares are assigned based on the officer’s position and responsibility with the Company and individual performance. Eligible officers, other than Mr. Bagby, were assigned shares for the 2004 fiscal year by the Brokerage Committee. The Company Committee assigned 100 shares to Mr. Bagby for the 2004 fiscal year, the same number of shares he had for the prior fiscal year. No officer has ever received more than 100 shares. During the 2004 fiscal year, three officers, including Mr. Bagby and two other Named Executive Officers, received 100 shares. At the beginning of the 2004 fiscal year, a total of 11,594 shares were assigned to 614 eligible officers.

Under the Corporate Executive Bonus Plan, after the end of the fiscal year, the accrued bonus pool is mathematically divided into two separate portions, consisting of two-thirds and one-third, respectively. The two-thirds portion is distributed in accordance with the number of shares previously assigned to each participant. The one-third portion is distributed based on a formula which weighs each participant’s shares by the participant’s base salary. The sum of the two portions is each participant’s total Corporate Executive Bonus for the fiscal year and is paid after the end of the fiscal year.

The Corporate Executive Bonus Plan limits the amount that can be paid to individual participants so that all compensation paid under the Corporate Executive Bonus Plan is tax deductible by the Company. To the extent amounts may not be paid under the Corporate Executive Bonus Plan to individual participants because of the tax limitation, the amounts may be paid under the Performance Plan for Executives (the “Performance Plan”) if the conditions of the Performance Plan are met.

Performance Plan for Executives. The Performance Plan was adopted solely in response to the enactment of Section 162(m) of the Internal Revenue Code (“Section 162(m)”) in 1993. Section 162(m) requires conditions to be met for certain compensation of specified executive officers to be deductible. In order to meet the conditions of Section 162(m) with no significant change in the compensation structure of the Company, the Corporate Executive Bonus Plan was amended to limit compensation which would otherwise be payable under the Corporate Executive Bonus Plan. The Performance Plan was adopted in order to pay the compensation which, but for the limitation, would have been payable under the Corporate Executive Bonus Plan. The Company’s intent for these two plans is, and the provisions of such plans are drafted, to provide that the combined plans will operate in the same manner as the Corporate Executive Bonus Plan operated prior to the enactment of Section 162(m), subject only to certain limitations on payments.

The participants in the Performance Plan (the “Plan Participants”) are those employees of the Company who are: (i) “covered employees” under Section 162(m), (ii) designated individually or by class description to be “Covered Employees” under the Performance Plan by the Company Committee, and (iii) participants under the Corporate Executive Bonus Plan. The Company Committee has designated all executive officers of the Company to be Covered Employees under the Performance Plan, and all of the executive officers of the Company are participants in the Corporate Executive Bonus Plan. Section 162(m), however, limits “covered employees” to only the Chief Executive Officer of the Company and the four highest compensated officers of the Company (other than the Chief Executive Officer). Accordingly, in any fiscal year, there can be no more than five Plan Participants under the Performance Plan.

The performance goals for the Performance Plan were approved by the stockholders in 1994 and are the same as for the Corporate Executive Bonus Plan. The actual amount payable to a Plan Participant in a fiscal year under the Performance Plan is the lesser of: (i) the amount of reduction in payments to the Plan Participant as a participant under the Corporate Executive Bonus Plan for that fiscal year as a result of Section 162(m), (ii) the Plan Participant’s Initial Bonus Amount for that fiscal year, and (iii) the Maximum Bonus Amount for that fiscal year. A Plan Participant’s Initial Bonus Amount each fiscal year is equal to the amount that the Plan Participant would be prohibited from receiving under the Corporate Executive Bonus Plan as a result of Section 162(m) as determined solely from fixed assumptions contained in the Performance Plan and information known as of the beginning of the fiscal year. The Maximum Bonus Amount for each Plan Participant was $4,715,895 for fiscal year 2004. The Maximum Bonus Amount increases each fiscal year by 10% over the prior fiscal year. Before any amount can be paid under the Performance Plan, the Company Committee must certify in writing that the performance goals and the material terms of the Performance Plan were satisfied. The Company Committee certified that the performance goals and material terms were satisfied for the 2004 fiscal year and the amounts paid to Mr. Bagby are included in the “bonus” amount in the Summary Compensation Table.

Discretionary Bonus. The Chief Executive Officer may award a discretionary bonus to any officer other than himself, and the Company Committee may award a discretionary bonus to the Chief Executive Officer. The discretionary bonus is intended to reward efforts or results by an individual which are not recognized or compensated by other compensation. No objective standards, criteria or established targets are used to determine the amount of the discretionary bonuses.

1988 Incentive Stock Plan. The 1988 Plan is designed to motivate employees, including executive officers, of the Company and its subsidiaries through the incentives inherent in stock ownership by providing the opportunity to obtain or increase a proprietary interest in the Company on a favorable basis. The 1988 Plan provides for the granting of Options or Restricted Shares, or both. For fiscal year 2004, if Options were granted, the participant received an option to purchase 2.5 times the number of shares that would have been granted as Restricted Shares. The Named Executive Officers were awarded, for fiscal year 2004, an amount equal to 25% of each such officer’s Corporate Executive Bonus and Performance Plan Bonus (as described above); provided, in no event could the award amount for any participant exceed an amount set by the 1988 Plan, which was $300,000 in the 2004 fiscal year. Accordingly, the awards of Options and Restricted Shares were related to the profitability of the Company in substantially the same manner as the awards under the Corporate Executive Bonus Plan and the Performance Plan.

The Options provide for the purchase of shares of Common Stock at market value on the determination date and do not become exercisable until three years after the date of award. Because the value of the Options is dependent on the increase of the market value of the Common Stock over at least a three year period, the Options provide a long-term incentive for the executives to stay with the Company and to increase the market value of the Common Stock.

Restricted Shares were also awarded based on the market value of the Common Stock on the determination date (participants 60 years of age and over on the date Restricted Shares are awarded receive Phantom Stock Credits, in lieu of Restricted Shares, which serve as the basis for an award of Restricted Shares two years after the award date). The Restricted Shares are subject to restrictions for three years after their award except those shares converted from Phantom Stock Credits which are subject to a nine-month restricted period after conversion. Again, by an award of Restricted Shares, the executives are encouraged to remain with the Company and to increase the market value of the Common Stock.

Retirement and Profit Sharing Plan. The Company maintains a Retirement and Profit Sharing Plan (the “Profit Sharing Plan”), which is qualified under Section 401 of the Internal Revenue Code. In addition to certain non-matching contributions, the Company may make a discretionary contribution as determined each year by the Board of Directors of the Company. On February 21, 2003, the Board of Directors of the Company approved an accrual formula for the discretionary contribution to the Profit Sharing Plan for the 2004 fiscal year in an amount not less than 7% and not more than 10% of the Company’s earnings on a consolidated basis and before certain bonuses, Company discretionary Profit Sharing Plan contributions and taxes on income. The maximum total Company and employee contribution allowable with respect to any employee under the Profit Sharing Plan in the last fiscal year was $40,000; however, because of the contribution rate and other limitations on recognized compensation in the Profit Sharing Plan, the actual maximum Company contribution with respect to any employee was less than that amount.

Excess Profit Sharing Deferred Compensation Plan. The Company has established the Excess Profit Sharing Deferred Compensation Plan (the “Excess Benefit Plan”) to provide deferred compensation to certain participants in the Profit Sharing Plan whose benefit in the Profit Sharing Plan is subject to limitations imposed by the Profit Sharing Plan. Contributions to the Excess Benefit Plan are based on the same basic formula as the Profit Sharing Plan, but without regard to certain limitations imposed by the Internal Revenue Code on the benefits of highly compensated employees. The maximum aggregate contribution by the Company for any employee under both the Profit Sharing Plan and the Excess Benefit Plan in the last fiscal year was $300,000; accordingly, the maximum benefit with respect to any employee under the Excess Benefit Plan was the difference between $300,000 and the Profit Sharing Plan Company contribution with respect to such employee.

Procedures for Compensation of Mr. Bagby. Prior to the beginning of the 2004 fiscal year, the Company Committee considered the compensation of Mr. Bagby for the 2004 fiscal year. The Company Committee reviewed the seven components of the compensation structure of the Company, the historical performance of the structure, the consistency of the compensation components for Mr. Bagby with the components for other officers, the guidelines used for determining the base salaries of other officers, and the compensation of officers in other companies in the industry. The Company Committee also considered that for the fiscal year 2004, the Brokerage Committee had determined that most officers would not receive salary increases because of market and industry conditions. Based on the review, the Company Committee determined to keep the base salary for Mr. Bagby at $456,000 and that the other components of his compensation should not be changed from the prior year. After the end of the fiscal year, the Company Committee determined that the goals for the Performance Plan had been satisfied.

Members of the Compensation Committee of the Company (“Company Committee”)	Members of the Compensation Committee of the Brokerage Company (“Brokerage Committee”)
Dr. E. Eugene Carter	Mary V. Atkin (2)
Vicki B. Escarra (1)	Robert L. Bagby, Chair
Samuel C. Hutchinson Jr.	Donnis L. Casey
Peter B. Madoff	Douglas L. Kelly
Mark S. Wrighton, Chair	Ronald J. Kessler
Peter M. Miller
John C. Parker (3)
Paul F. Pautler
Robert A. Pietroburgo

(1)	Vicki B. Escarra was elected to the Company Committee on June 19, 2003, and joins the report only for events after that date.

(2)	Mary V. Atkin served on the Brokerage Committee for the period from March 1, 2003, to September 2, 2003, and joins the report only for events between those dates.

(3)	John C. Parker was elected to the Brokerage Committee on September 2, 2003, and joins the report only for events after that date.

PERFORMANCE GRAPH

The following graph compares the Company’s cumulative total stockholder return on its Common Stock for a five-year period (February 28, 1999, to February 29, 2004) with the cumulative total return of the Standard & Poor’s 500 Stock Index, and a peer group index consisting of six companies: The Bear Stearns Companies, Inc., The Charles Schwab Corporation, J.P. Morgan & Co. Incorporated, Lehman Brothers Holdings Inc., Merrill Lynch & Co., Inc., and Morgan Stanley Dean Witter & Co. The graph assumes that the value of the investment in Common Stock and each index was $100 at February 28, 1999, and that all dividends were reinvested. Stock price performances shown on the graph are not necessarily indicative of future price performances.

A.G. Edwards Performance Graph
Comparison of Five-Year Cumulative Total Return

	1999	2000	2001	2002	2003	2004
A.G. Edwards	100	98	124	132	88	128
Peer Group	100	118	146	119	106	170
S&P 500 Index	100	109	100	89	68	92

REPORT OF THE AUDIT COMMITTEE

In accordance with its written charter adopted by the Board of Directors (the “Board”), the Audit Committee of the Board (the “Committee”) assisted the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. In addition to chairing Committee meetings, the Committee chair, as representative of the Committee, discussed the interim financial information contained in each quarterly earnings announcement with management and the independent auditors prior to release.

The Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended February 29, 2004 with management and the independent auditors. Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The Company’s independent auditors are responsible for auditing those financial statements. The Committee’s responsibility is to monitor and review these processes. However, the Committee members are not professionally engaged in the practice of accounting or auditing and are not experts in the fields of accounting or auditing, including with respect to auditor independence. Committee members rely, without independent verification, on the information provided to them and on the representations made by management and the independent auditors.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence consistent with Independence Standards Board No. 1 (Independence Discussions with Audit Committees), discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors’ independence. The Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of the Company’s internal controls and the internal audit function’s organization, responsibilities and staffing. The Committee reviewed with both the independent and internal auditors their audit plans, audit scopes, and identifications of audit risks.

The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees) and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements. The Committee also discussed the results of the internal audit examinations.

Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended February 29, 2004, for filing with the SEC. The Committee also appointed, subject to shareholder ratification, Deloitte & Touche LLP as the Company’s independent auditors, and the Board concurred in such appointment.

Dr. E. Eugene Carter, Chair Vicki B. Escarra Samuel C. Hutchinson Jr. Peter B. Madoff Mark S. Wrighton

Pre-Approval of Services Provided by the Company’s Independent Auditor

Consistent with SEC rules regarding auditor independence, the Audit Committee has established a policy governing the provision of audit and non-audit services to the Company.

Pursuant to this policy, the Audit Committee is required to pre-approve all audit and non-audit services performed by the Company’s independent auditor, as well as fees associated with such services, in order to assure that the provision of such services does not impair the auditor’s independence. Unless a service to be provided has received general pre-approval, such service and related fees require specific pre-approval by the Audit Committee. Any proposed service exceeding pre-approved costs also requires specific pre-approval. The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period or revokes a prior pre-approval.

The Audit Committee has delegated pre-approval authority to the Chair of the Audit Committee for time-sensitive services. The exercise of such authority must be reported to the Audit Committee at its next regularly scheduled meeting.

Principal Accounting Firm Fees

The following table presents fees for professional services rendered by Deloitte & Touche LLP for the audit of the Company’s consolidated financial statements for the years ended February 29, 2004, and February 28, 2003, and fees billed for other services rendered by Deloitte & Touche LLP during those periods.

	2004	2003
Audit fees (a)	$785,500	$752,200
Audit-related fees (b)	$249,710	$124,700
Tax fees (c)	$186,008	$238,740
All other fees (d)	$5,000	$10,000
Total	$1,226,218	$1,125,640

(a)	“Audit fees” consist of fees related to the audit work of the Company’s consolidated financial statements, reviews of the Company’s quarterly financial statements and statutory audits of certain subsidiaries.

(b)	“Audit-related fees” consist of assurance and related services provided by Deloitte & Touche LLP that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported above under “Audit fees,” and primarily consist of employee benefit plan audits and work in conjunction with audits and other required services for the Company or one or more of its subsidiaries. In 2004, audit-related fees included fees relating to Sarbanes-Oxley Act, Section 404 advisory services.

(c)	Tax fees include all services performed by the independent auditor’s tax personnel, except those services related to the audit and review of the Company’s financial statements and consisted primarily of tax compliance, advisory and planning services. Tax-compliance-related fees accounted for $105,289 in 2004 and $165,862 in 2003.

(d)	All other fees consist of fees for permissible non-audit services that the Audit Committee believes did not impair the independence of Deloitte & Touche LLP.

CERTAIN TRANSACTIONS

Directors and executive officers of the Company have been clients of and have had brokerage transactions with the Company in the ordinary course of business. Included in such transactions are the maintenance of margin accounts and the extension of credit under Federal Reserve Regulation T. Such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other clients and did not, and do not, involve more than the normal risk of collectibility or present other unfavorable features.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Securities Exchange Act of 1934, as amended, requires all executive officers, directors and beneficial owners of more than 10% of the Company’s Common Stock to report any changes in the ownership of Common Stock of the Company to the Securities and Exchange Commission, the New York Stock Exchange and the Company. Based solely upon a review of these reports and written representations regarding the filing of the reports, the Company believes that all reports were filed on a timely basis.

PROPOSAL 2:  ADOPTION OF THE A.G. EDWARDS, INC.
2004 PERFORMANCE PLAN FOR EXECUTIVES

The Board of Directors of the Company (the “Board”) has adopted, subject to the approval of the stockholders of the Company, the 2004 Performance Plan for Executives (the “2004 Performance Plan”), which will be administered by the Compensation Committee of the Board (the “Committee”). Both the current Performance Plan and the 2004 Performance Plan were adopted to comply with Section 162(m) of the Internal Revenue Code (“Section 162(m)”), which limits the deductibility of compensation for specified executive officers (“Participants”) unless certain requirements are met. One of the requirements is that stockholder approval be obtained for the performance goals established in the plan for the Company to claim federal tax deductions in the event payments under the 2004 Performance Plan result in compensation in excess of $1,000,000 to an individual participant. Section 162(m) only applies to, and accordingly Participants in the 2004 Performance Plan are limited to, the chief executive officer of the Company and the four other highest compensated officers of the Company and its subsidiaries, as defined in Section 162(m). The Board has adopted and is recommending to stockholders approval of the 2004 Performance Plan because the Company is in the process of implementing a new performance management system for all officers, including the Participants, which will provide for a portion of annual compensation to be based on individual achievements. The current Performance Plan does not provide the Committee the ability to determine compensation to Participants based on individual achievements because it pays a bonus based on a formula determined on the profitability of the Company. As described in the Joint Report of the Compensation Committees of the Brokerage Company and the Company (the “Joint Report”), see pages 11–14, the current Performance Plan provides for amounts to be paid to Participants to the extent any amount cannot be paid under the Corporate Executive Bonus Plan. Any amounts paid under the Corporate Executive Bonus Plan and thus the current Performance Plan are based on amounts determined only on the profitability of the Company.

Under the 2004 Performance Plan, eligible Participants may receive performance-based compensation (“Incentive Compensation”), as defined under Section 162(m), which includes, but is not limited to, cash bonuses, a credit to the account under the A.G. Edwards, Inc. Excess Profit Sharing Deferred Compensation Plan, an award of Restricted Stock or other benefit under the A.G. Edwards, Inc. 1988 Incentive Stock Plan, or any other form of payment approved by the Committee. The formula for calculating the permissible amount of annual Incentive Compensation that may be paid to a Participant, subject to the maximum Incentive Compensation limitation as stated below, under the 2004 Performance Plan is two and one-half percent of the sum of 1) Earnings Before Income Taxes as reported in the Consolidated Statement of Earnings contained in the Company’s Annual Report on Form 10-K and 2) amounts accrued for bonuses and discretionary contributions to the Retirement and Profit Sharing Plan for the fiscal year. Under the 2004 Performance Plan, the Committee will have the authority to pay Incentive Compensation less than amounts calculated using the above formula, but in no event will a Participant be paid in excess of the maximum Incentive Compensation payable for a fiscal year. The maximum Incentive Compensation is a continuation of the maximum Incentive Compensation provisions contained in the current Performance Plan (see page 12 of the Joint Report.) and would equal $5,706,233 for fiscal year 2006, which, if approved, would be the first fiscal year the 2004 Performance Plan is effective.

The complete text of the 2004 Performance Plan is set forth in Exhibit D of this Proxy Statement. The foregoing summary of the 2004 Performance Plan is subject to the provisions contained in the complete text.

The affirmative vote of a majority of the votes cast, present or represented by proxy, at the 2004 Annual Meeting will constitute approval of the 2004 Performance Plan. The Board of Directors recommends a vote “FOR” the approval of the 2004 Performance Plan.

The following table summarizes information about the equity compensation plans at February 29, 2004:

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1): Incentive Stock Plan Employee Stock Purchase Plan	5,041,000 None	$34.96	3,210,585 3,806,943 (*)

Equity compensation plans not approved by security holders: Non-Employee Director Stock Plan (2)	None	N/A	9,556

Total	5,041,000		7,027,084

(*)	Includes 1,875,000 shares of Common Stock authorized to be purchased October 1, 2004, under the 2002 Employee Stock Purchase Plan.

(1)	The Company’s 1988 Incentive Stock Plan and the 2002 Employee Stock Purchase Plan were approved by stockholders.

(2)	The Company has one plan that was not submitted for approval by the stockholders, the Non-Employee Director Stock Compensation Plan. This plan provides that one-half of the annual compensation, as defined, for each non-employee director of the Company shall be awarded in Common Stock with the value of the stock based on the market price on July 1 of the fiscal year in which the compensation is earned.

PROPOSAL 3:  APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has appointed Deloitte & Touche LLP, Certified Public Accountants, as independent auditors of the Company for the fiscal year ending February 28, 2005.

Deloitte & Touche LLP, or its predecessor firms, have served as the independent auditors of the Company since its incorporation in 1983 and of the Brokerage Company for more than fifty years. A representative of Deloitte & Touche LLP will be present at the 2004 Annual Meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions.

Although this appointment is not required to be submitted to a vote of stockholders, the Board of Directors believes it is appropriate as a matter of good corporate practice to request that the stockholders ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending February 28, 2005. If the stockholders do not ratify such appointment, the Audit Committee will investigate the reasons for stockholder rejection and will reconsider the appointment.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as independent auditors.

STOCKHOLDER PROPOSALS

Any stockholder proposals to be presented at the 2005 Annual Meeting of Stockholders must be received by the Company no later than January 13, 2005, at its principal executive office at One North Jefferson Avenue, St. Louis, Missouri 63103 in order to be considered for inclusion in the Company’s proxy statement and proxy relating to that meeting.

Stockholders wishing to nominate one or more candidates for election to the Company’s Board of Directors, or propose any other business to be considered at any stockholder meeting, must comply with a Bylaw provision dealing with such matters. Pursuant to the Company’s Bylaw provision, any stockholder of record of the Company eligible to vote in an election of directors may nominate one or more candidates for election to the Board of Directors, or propose business to be brought before a stockholder meeting, by giving written notice to the Company not less than 60 nor more than 90 days prior to the date of the meeting (if the Company gives less than 70 days notice or prior public disclosure of the date of the meeting, then the notice by the stockholder must be received by the Company not later than the close of business on the tenth day following the date on which the Company mailed the notice of the meeting or the date on which public disclosure was made). The notice by the stockholder should be sent to the Secretary of the Company at the address stated in the preceding paragraph.

The notice by the stockholder to the Company must contain: (1) the name and address of the stockholder who intends to make the nomination(s) or propose the business, (2) the name and address of the candidate or candidates to be nominated (if applicable), (3) a written statement from any proposed nominee that the nominee consents to be named as a nominee and to serve as a director of the Company if elected (if applicable), (4) a representation that the stockholder is a holder of record of Company stock entitled to vote at the meeting and whether the stockholder intends to appear in person or by proxy at the meeting, (5) a description of all arrangements or understandings, if any, between the stockholder and each nominee and anyone else (naming such person or persons) pursuant to which any nomination is to be made by the stockholder (if applicable), and (6) such other information regarding each nominee or each matter of business to be proposed as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated, or the matter been proposed, by the Board of Directors.

At any stockholder meeting, the Chairman of the meeting may refuse to acknowledge the nomination of any person, or the proposal of any business, not made in compliance with the Bylaws. The foregoing requirements are separate from, and in addition to, the requirements a stockholder must meet to have a proposal included in the Company’s proxy statement for any meeting (which is described in the first paragraph under this “Shareholder Proposals” section). Any stockholder desiring a copy of the Company’s Bylaws will be furnished one without charge upon written request sent to the Secretary of the Company at the address stated above.

OTHER MATTERS

The Board of Directors knows of no other business to be brought before the 2004 Annual Meeting. If any other matters properly come before the 2004 Annual Meeting, the proxies will be voted on such matters in accordance with the judgment of the persons named as proxies therein, or their substitutes, present and acting at the 2004 Annual Meeting.

May 13, 2004

Exhibit A

A.G. Edwards, Inc.

Standards for Independent Directors

A director shall qualify as independent if the Board of Directors, based on all relevant facts and circumstances and the standards adopted by the Board of Directors, affirmatively determines that the director has no material relationship with A.G. Edwards, Inc. (“A.G. Edwards”) either directly or as a partner, shareholder or officer of an organization that has a relationship with A.G. Edwards.

The Board of Directors adopts the following categorical standards to assist it in making its determinations of independence:

(1)	A director may be found to be independent even if the director owns a significant amount of A.G. Edwards stock.

(2)	A director who is an employee, or whose immediate family member is an executive officer, of A.G. Edwards shall not be considered to be independent until three years after the end of such employment relationship.

(3)	A director who receives, or whose immediate family member receives, more than $100,000 per fiscal year in direct compensation from A.G. Edwards, other than director and committee fees and pension or other forms of deferred compensation for prior service that are not contingent in any way on continued service, shall not be considered independent until three years after he or she ceases to receive more than $100,000 per fiscal year in such compensation.

(a)	Compensation received by a director for former service as an interim Chairman or Chief Executive Officer is not to be considered in determining independence under this test.

(b)	Compensation received by an immediate family member of a director for service as a non-executive employee of A.G. Edwards is not to be considered in determining independence under this test.

(c)	Payments to directors as reimbursement of travel expenses related to A.G. Edwards business and dividends received on A.G. Edwards stock shall not be considered compensation to the director.

(4)	A director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a current or former internal or external auditor of A.G. Edwards shall not be considered independent until three years after the end of the affiliation or the employment or auditing relationship.

(5)	A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the present executive officers of A.G. Edwards serves on that other company’s compensation committee shall not be considered independent until three years after the end of such service or the employment relationship.

(6)	A director who is an executive officer or employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, A.G. Edwards of property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues, shall not be considered independent until three fiscal years after falling below such threshold.

(a)	In applying the above standard, both the payments and the consolidated revenues measured shall be those reported in the last completed fiscal year.

(b)

In applying the above standard, only the financial relationship between A.G. Edwards and the current employer of the director or the immediate family member will be considered; no former employer of either the director or the immediate family member will be considered.

(c)	In applying the above standard, a charitable organization shall not be considered a “company”.

(7)	A director may be found independent if charitable contributions are made by A.G. Edwards to any organization in which such director serves as an executive officer if, within the preceding three fiscal years, contributions in any single fiscal year did not exceed the greater of $1 million or 2% of such other organization’s consolidated gross income.

For purposes of the above standards, the following definitions shall apply:

•	An “immediate family member” includes the person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law and anyone, other than domestic employees, who shares such person’s home but does not include individuals who are no longer immediate family members as a result of legal separation or divorce or those who have died or become incapacitated.

•	A “company” includes any parent or subsidiary in a consolidated group with the company.

•	“A.G. Edwards” includes A.G. Edwards, Inc. and any direct or indirect subsidiary.

Exhibit B

Standards for Non-Management Directors

A director shall qualify as a non-management director if the Board of Directors based on all relevant facts and circumstances affirmatively determines that:

(i)	the director does not meet the standards of an independent director; and

(ii)	the director is not an “executive officer” of A.G. Edwards, Inc. under Section 16 of the Securities Exchange Act of 1934 or an “officer” under Rule16a-1(f) of the Securities Exchange Act of 1934.

Exhibit C

A.G. Edwards, Inc.
Audit Committee Charter

Purpose

The Audit Committee is appointed by and reports to the Board of Directors (the “Board”) with the responsibilities to assist the Board in fulfilling its oversight responsibilities for:

1.	The integrity of A.G. Edwards’ financial statements;

2.	The compliance by A.G. Edwards with legal and regulatory requirements;

3.	The independent auditor’s qualifications and independence; and

4.	The performance of A.G. Edwards’ Internal Audit function and independent auditors.

The Audit Committee also will prepare the report required by the rules of the Securities and Exchange Commission to be included in A.G. Edwards’ annual proxy statement.

Membership

The Audit Committee shall consist of no fewer than three directors, all of whom shall be determined by the Board to be independent under the criteria of the New York Stock Exchange listing standards and any other applicable requirements. The members of the Audit Committee shall be appointed and removed by the Board. Each Committee member will be financially literate as such qualification is interpreted by the Board in its business judgment, or must become financially literate within a reasonable period of time after appointment. At least one Committee member shall have accounting or related financial management expertise as such qualification is interpreted by the Board in its business judgment.

Duties and Responsibilities

In keeping with its Purpose, the Audit Committee shall have the following duties and responsibilities:

Financial Statements

1.	The Audit Committee shall discuss the annual audited financial statements and quarterly financial statements with management and the independent auditors, including A.G. Edwards’ disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

2.	The Audit Committee shall review major issues regarding accounting principles and financial statement presentations, including any significant changes in A.G. Edwards’ selection or application of accounting principles.

3.	The Audit Committee shall review major issues as to the adequacy of A.G. Edwards’ internal controls and any special audit steps adopted in light of material control deficiencies.

4.	The Audit Committee shall review the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of A.G. Edwards.

5.	The Audit Committee shall review analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

6.	The Audit Committee shall review and discuss earnings press releases (paying particular attention to any use of “pro forma,” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies with management. These discussions may be general (i.e., the types of information to be disclosed and the type of presentations to be made). The Audit

Committee does not need to discuss each earnings release or each instance in which A.G. Edwards may provide earnings guidance in advance.

7.	The Audit Committee shall review with the independent auditors any difficulties encountered in the course of the audit work, including any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management. The Audit Committee should review with the independent auditor:

a.	Any accounting adjustments that were noted or proposed by the auditor, but were “passed” (as immaterial or otherwise);

b.	Any communications between the audit team and the audit firm’s national office regarding auditing or accounting issues presented by the engagement;

c.	Any “management” or “internal control” letter issued, or proposed to be issued by the audit team to A.G. Edwards; and

d.	The responsibilities and staffing of A.G. Edwards’ internal audit function.

Internal Control

1.	The Audit Committee shall consider the effectiveness of A.G. Edwards’ internal control system, as measured by the Committee of Sponsoring Organizations (COSO) of the Treadway Commission Internal Control — Integrated Framework, including information technology security and control.

2.	The Audit Committee shall understand the scope of the internal audit and independent auditors’ review of internal controls, and obtain reports on significant comments and recommendations, together with management’s responses.

3.	The Audit Committee shall review disclosures, if any, made by the CEO and CFO during the Forms 10-K and 10-Q certification process about significant deficiencies in the design or operation of internal controls over financial reporting and disclosure controls, or any fraud that involves management or other employees who have a significant role in A.G. Edwards’ internal controls over financial reporting.

Internal Audit

1.	The Audit Committee shall review and approve the Internal Audit Department Charter.

2.	The Audit Committee shall review and approve the appointment, replacement, or dismissal of the Manager of Internal Audit.

3.	The Audit Committee shall review the performance of the Manager of Internal Audit, and approve the manager’s annual compensation and salary adjustment.

4.	The Audit Committee shall review with management and the Manager of Internal Audit, and approve the Internal Audit risk assessments and related audit plans.

5.	The Audit Committee shall review with management and the Manager of Internal Audit the activities, staffing, and organizational structure of the Internal Audit function.

6.	The Audit Committee shall ensure there are no unjustified restrictions or limitations that impede the ability of the Internal Audit function to execute its responsibilities.

7.	The Audit Committee shall review and approve any changes required to the planned scope of the Internal Audit plan.

8.	The Audit Committee shall review the effectiveness of the Internal Audit function, including compliance with The Institute of Internal Auditors’ Standards for the Professional Practice of Internal Auditing.

9.	The Audit Committee shall, on a regular basis, meet separately with the Manager of Internal Audit to discuss any matters that the Committee or Internal Audit believes should be discussed privately.

Independent Audit

1.	The Audit Committee shall, at least annually, obtain and review a report by the independent auditor describing: the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and in order to assess the auditor’s independence, all relationships between the independent auditor and A.G. Edwards.

2.	The Audit Committee shall evaluate the qualifications, performance and independence of the independent auditors, and exercise final approval on the appointment or discharge of the auditors. In performing this evaluation, the Audit Committee will:

a.	Review the annual report above and the independent auditor’s work throughout the year.

b.	Review and evaluate the lead partner of the independent auditor.

c.	Take into account the opinions of management and Internal Audit.

d.	Ensure the rotation of the lead audit partner every five years and other audit partners every seven years.

e.	Consider whether, in order to assure continuing auditor independence, there should be regular rotation of the audit firm itself.

f.	Present its conclusions with respect to the independent auditor to the full Board.

3.	The Audit Committee shall set clear hiring policies for employees or former employees of the independent auditors.

4.	The Audit Committee shall review the independent auditors’ proposed audit scope and approach, including coordination of audit effort with Internal Audit.

5.	The Audit Committee shall discuss with the independent auditor the matters required to be discussed by the applicable “Interim Professional Auditing Standards” established by the Public Company Accounting Oversight Board.

6.	The Audit Committee shall, on a regular basis, meet separately with the independent auditors to discuss any matters the Audit Committee or auditors believe should be discussed privately.

Compliance

1.	The Audit Committee shall review the processes in place to establish and maintain policies and procedures that will ensure compliance with laws and regulations, and the results of management’s investigation and follow-up (including disciplinary action) of any instances of noncompliance.

2.	The Audit Committee shall establish procedures for: (i) the receipt, retention, and treatment of complaints received by A.G. Edwards regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of A.G. Edwards of concerns regarding questionable accounting or auditing matters.

3.	The Audit Committee shall review the findings of any examinations by regulatory agencies, and any auditor observations.

4.	The Audit Committee shall review the process for communicating the Code of Ethics for Financial Officers and the Code of Ethical Conduct to appropriate A.G. Edwards personnel, and for monitoring compliance therewith.

5.	The Audit Committee shall obtain regular updates from management and A.G. Edwards legal counsel regarding legal and compliance matters.

Reporting Responsibilities

1.	The Audit Committee shall regularly report to the Board about Committee activities and issues that arise with respect to the quality or integrity of A.G. Edwards’ financial statements, A.G. Edwards’ compliance with legal or regulatory requirements, the performance and independence of A.G. Edwards’ independent auditors, and the performance of the Internal Audit function.

2.	The Audit Committee shall provide an open avenue of communication between Internal Audit, the independent auditors, and the Board.

3.	The Audit Committee shall report annually to the shareholders, describing the committee’s composition, duties and responsibilities and how they were discharged, and any other information required by applicable Securities and Exchange Commission rules, including approval of non-audit services.

4.	The Audit Committee shall review any other reports A.G. Edwards issues that relate to Audit Committee responsibilities.

Other Responsibilities

1.	The Audit Committee shall discuss guidelines and policies to govern the process by which risk assessment and risk management are undertaken by management of A.G. Edwards and shall discuss A.G. Edwards’ major financial risk exposures and the steps management has taken to monitor and control such exposures.

2.	The Audit Committee shall, on a regular basis, meet separately with the Chief Financial Officer to discuss any matters that the committee or management believes should be discussed privately.

3.	The Audit Committee shall perform other activities related to this charter as requested by the Board.

4.	The Audit Committee shall institute and oversee special investigations into matters within the Committee’s scope of responsibilities, as needed.

5.	The Audit Committee shall conduct an annual self-evaluation of its performance, including a review of its adherence to this Charter and recommend to the Board any proposed changes to this Charter as deemed necessary.

Authority

In fulfilling its duties and responsibilities, the Audit Committee has the authority to conduct or authorize investigations into any matters within its scope of responsibility and thus is empowered to:

1.	Appoint, compensate, retain, and oversee the work of any registered public accounting firm or independent auditor engaged for the purpose of preparing or issuing an audit report or performing any other audit, review or attest services for A.G. Edwards. Each such independent auditor will report directly to the Audit Committee.

2.	Resolve any disagreements between management and the independent auditor regarding financial reporting.

3.	Pre-approve all audit and permitted non-audit services performed by A.G. Edwards’ independent auditor.

4.	Retain independent counsel, accountants, and other advisers, as it determines necessary to carry out its duties.

5.	Seek any information it requires from employees, contractors or consultants, all of whom are directed to cooperate with the Committee’s requests.

6.	Meet with A.G. Edwards’ officers, independent auditors, or outside counsel, as necessary.

The Audit Committee may delegate duties and responsibilities to subcommittees or individual members, including the authority to pre-approve all audit and permitted non-audit services, providing that such decisions are presented to the full Committee at its next scheduled meeting.

Funding

The Audit Committee shall have such funding as it deems necessary or proper to pay the independent auditor, advisers retained by the Audit Committee, and administrative expenses incurred in carrying out its duties.

Meetings

The Audit Committee shall meet at least four times each fiscal year and may hold additional meetings as it deems necessary to fulfill its duties and responsibilities. A majority of Audit Committee members present at each meeting shall constitute a quorum.

The Chair of the Audit Committee shall preside at all Committee meetings at which he or she is present and shall set the agenda for such meetings. Any Board director is free to suggest items for inclusion in the agendas for Audit Committee meetings.

The Audit Committee may invite members of management, auditors or others to attend meetings and provide pertinent information as necessary and will meet separately with management, with internal auditors, with the independent auditors and in executive session as the Committee shall determine.

Exhibit D

A.G. Edwards, Inc.
2004 Performance Plan for Executives

Article I.  Establishment And Purpose

1.1	Establishment of the Plan. A.G. Edwards, Inc. (the “Company”) hereby establishes the A.G. Edwards, Inc. 2004 Performance Plan for Executives (the “Plan”) as set forth in the Agreement.

1.2	Purpose. Section 162(m) of the Internal Revenue Code of 1986 limits to $1,000,000 the amount of an employer’s deduction for a fiscal year relating to compensation for certain executive officers, with exceptions for specific types of compensation such as performance-based compensation.

This Plan is intended to provide for the payment of qualified performance-based compensation in the form of incentive compensation that is not subject to the Section 162(m) deduction limitation.

1.3	Effective Date. The effective date of the Plan is March 1, 2005, subject to approval of the material terms of the Plan by the Company’s shareholders.

Article II.  Definitions

2.1	Definitions. Whenever used herein, the following terms will have the meanings set forth below, unless otherwise expressly provided. When the defined meaning is intended, the term is capitalized.

(a)	“Board” means the Board of Directors of the Company.

(b)	“Code” means the Internal Revenue Code of 1986, as amended.

(c)

 “Committee” means the Compensation Committee of the Board, or another committee appointed by the Board to serve as the administrator for the Plan, which committee at all times consists of persons who are “outside directors” as that term is defined in the regulations promulgated under Section 162(m) of the Code.

(d)	“Company” means A.G. Edwards, Inc.

(e)	“Employer” means the Company and any entity that is a subsidiary or affiliate of the Company.

(f)

 “Participant” for a Performance Period means an officer or other key employee of an Employer who is designated by the Committee as a participant in the Plan for that Performance Period in accordance with Article III.

(g)

 “Target Award” shall mean the maximum amount that may be paid to a Participant as incentive compensation for a Performance Period if certain performance criteria are achieved in the Performance Period.

(h)	“Performance Period” shall mean the fiscal year of the Company.

2.2.	Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provision had not been included.

Article III.  Eligibility And Participation

3.1	Eligibility. The Participants in this Plan for any Performance Period shall be comprised of each employee of the Employer who is a “covered employee” for purposes of Section 162(m) of the Code, or who may be such a covered employee as of the end of a tax year for which the Employer would claim a tax deduction in connection payment of compensation to such employee, during such Performance Period and who is designated individually or by class to be a Participant for such Performance Period by the Committee not later than ninety days after the beginning of the Performance Period.

3.2	Participation. Participation in the Plan will be determined annually by the Committee. Employees approved for participation will be notified of their selection as soon after approval as practicable.

3.3	Termination of Approval. The Committee may withdraw approval for a Participant’s participation at any time. In the event of such withdrawal, the Employee concerned will cease to be a Participant as of the date of such withdrawal. The Employee will be notified of such withdrawal as soon as practicable following the Committee’s action. A Participant who is withdrawn from participation under this Section will not receive any award for the Performance Period under this Plan.

Article IV.  Performance Criteria

4.1	Target Awards. The performance criteria that determines the amount of incentive compensation payable pursuant to this Plan shall be consolidated Earnings Before Income Taxes, as reported to shareholders for a fiscal year, plus the expense accrued for bonuses payable for such fiscal year and the expense accrued for discretionary contributions to the A.G. Edwards, Inc. Retirement and Profit Sharing Plan for such fiscal year (“Adjusted Earnings”). The Target Award of each Participant for a Performance Period shall be 2 -1/2% of Adjusted Earnings for the fiscal year coinciding with the Performance Period.

4.2	Payment of Incentive Compensation. As a condition to the right of a Participant to receive any incentive compensation under this Plan, the Committee shall first be required to certify in writing, by resolution of the Committee or other appropriate action, the level of Adjusted Earnings on which the Target Award is based that were achieved for the applicable fiscal year, and that the incentive compensation amount of such Target Award has been accurately determined in accordance with the provisions of this Plan. For this purpose, approved minutes of a meeting of the Committee in which the certification is made shall be treated as written certification. Base salary is not subject to this Plan.

A Target Award may be paid in the form of cash, a credit to the account under the A.G. Edwards, Inc. Excess Profit Sharing Deferred Compensation Plan, an award of Restricted Stock or other benefit under the A.G. Edwards, Inc. 1988 Incentive Stock Plan, or any other form of payment approved by the Committee; provided that the value of such payments at the time the payment, credit or award is made, does not exceed the dollar amount of the Target Award.

The Committee shall have the right to reduce the amount payable pursuant to a Target Award of a Participant in its sole discretion at any time and for any reason before the incentive compensation is payable to the Participant, based on such criteria as it shall determine. Notwithstanding any contrary provision of this Plan, the Committee may not adjust upwards the amount payable pursuant to a Target Award subject to this Plan, nor may it waive the achievement of the performance criteria established pursuant to this Plan for the applicable Performance Period.

The incentive compensation amount so determined by the Committee shall be paid to the Participant as soon as administratively practical after the amount of the incentive compensation had been determined and documented as provided above. The incentive compensation may be paid in cash or in kind, including in the form of incentive equity awards under the A.G. Edwards, Inc. 1998 Incentive Stock Plan or any other plan maintained by an Employer.

4.3	Maximum Compensation. The maximum incentive compensation amount payable under this Plan to a Participant for the 2006 fiscal year Performance Period shall be $5,706,233. Thereafter, the maximum incentive compensation amount for each subsequent Performance Period shall be increased by 10% over the maximum incentive compensation amount for the immediately preceding Performance Period.

Article V.  Rights Of Participation

5.1	Employment. Nothing in this Plan will interfere with or limit in any way the right of the Employer to terminate a Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ of an Employer.

5.2	Nontransferability. No right or interest of any Participant in this Plan will be assignable or transferable or subject to any lien or encumbrance, whether directly or indirectly, by operation of law or otherwise, including without limitation execution, levy, garnishment, attachment, pledge, and bankruptcy.

5.3	No Funding. Nothing contained in this Plan and no action taken hereunder will create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant or beneficiary or any other person. Amounts due under this Plan at any time and from time to time will be paid from the general funds of the Company. To the extent that any person acquires a right to receive payments hereunder, such right shall be that of an unsecured general creditor of the Company.

5.4	No Rights Prior to Award Approval. No Participant will have any right to payment of incentive compensation pursuant to this Plan unless and until it has been determined and approved under Section 4.2.

Article VI.  Administration

6.1	Administration. This Plan will be administered by the Committee according to any rules that it may establish from time to time that are not inconsistent with the provisions of the Plan.

6.2	Expenses of the Plan. The expenses of administering the Plan will be borne by the Company.

Article VII.  Requirements Of Law

7.1	Governing Law. The Plan will be construed in accordance with and governed by the laws of the State of Missouri.

7.2	Withholding Taxes. The Company has the right to deduct from all payments under this Plan any Federal, State, or local taxes required by law to be withheld with respect to such payments.

Article VIII.  Shareholder Approval

8.1	Shareholder Approval. This Plan shall be subject to approval by the affirmative vote of a majority of the shares cast in a separate vote of the shareholders of the Company at the June 2004 Annual Meeting of Shareholders, and such shareholder approval shall be a condition to the right of a Participant to receive any incentive compensation hereunder.

The undersigned hereby certifies that this Plan was duly adopted by the Board at its meeting on May 3, 2004.

By: _______________________ Title:_______________________ Date:_______________________

A.G. Edwards, Inc.
One North Jefferson Avenue
St. Louis, MO 63103

Proxy Statement and Notice of Annual Meeting of Stockholders
Annual meeting to be held June 24, 2004.

P.O. BOX 11321 NEW YORK, NY 10203-0321

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return to A.G. Edwards, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	AGEDW1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY/VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED.
A.G. EDWARDS, INC.

The Board of Directors recommends a vote FOR proposals 1, 2 and 3.

Vote On Directors			For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee’s name on the line below.
1.	To elect three directors;		¢	¢	¢
	Nominees:	01) Robert L. Bagby 02) Dr. E. Eugene Carter 03) Peter B. Madoff

Vote On Proposal							For	Against	Abstain

2.	To approve the A.G. Edwards, Inc. 2004 Performance Plan for Executives;						¢	¢	¢

3.	To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending February 28, 2005; and						¢	¢	¢

4.	To transact such other business as may properly come before the annual meeting and any adjournments thereof.

Only stockholders of the Company of record as of the close of business on May 3, 2004 will be entitled to notice of, and to vote at, the annual meeting and any adjournments thereof.

       Stockholders may vote these shares by using the telephone or the Internet by following the instructions on the accompanying proxy or may sign, date and return the accompanying proxy in the enclosed business reply envelope. If you later desire to revoke your proxy, you may do so at any time before the voting at the meeting.

	Change of Address or Comments Mark Here, and Note on Reverse Side.		¢

The signature on this Proxy should correspond exactly with stockholder’s name as printed to the right. In the case of joint tenancies, co-executors, or co-trustees, both should sign. Persons signing as Attorney, Executor, Administrator, Trustee or Guardian should give their full title.

Signature [PLEASE SIGN WITHIN BOX]		Date	Signature (Joint Owners)			Date

May 13, 2004

Dear Stockholder:

          The Annual Meeting of Stockholders of  A.G. Edwards, Inc. (the “Company”), will be held at the headquarters of the Company, One North Jefferson Avenue, St. Louis, Missouri, 63103 on Thursday, June 24, 2004, at 10:00 a.m. local time.  At the meeting, stockholders will be asked to elect three directors, ratify the appointment of the independent auditors of the Company for the fiscal year ending February 28, 2005, consider and approve the A.G. Edwards, Inc. 2004 Performance Plan for Executives, and transact such other business as may properly come before the meeting.

          It is important that these shares be represented at the meeting. Whether or not you plan on attending the meeting, please review the enclosed proxy materials and vote by telephone, the Internet or by completing the proxy form attached below and mailing the proxy form in the envelope provided.

PLEASE VOTE BY TELEPHONE OR INTERNET AS EXPLAINED
ON THE REVERSE SIDE
OR
DETACH AND MARK THE PROXY, SIGN IT ON THE REVERSE AND RETURN IT IN THE
POSTAGE-PAID ENVELOPE ENCLOSED IN THIS PACKAGE.

▲ DETACH PROXY FORM HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET ▲

Proxy/Voting Instruction Card

This proxy is solicited on behalf of the Board of Directors of A.G. Edwards, Inc. for the Annual Meeting on June 24, 2004.

          The undersigned stockholder of A.G. Edwards, Inc., a Delaware corporation (the “Company”), hereby appoints Robert L. Bagby and Douglas L. Kelly, or either of them, each with full power of substitution, proxies or proxy of the undersigned, to vote all the shares of Common Stock of the Company that the undersigned would be entitled to vote if personally present at the meeting of the stockholders of the Company, to be held on Thursday, June 24, 2004, at 10:00 a.m., local time, at the headquarters of the Company, One  North Jefferson Avenue, St. Louis, Missouri, and at any adjournments thereof, hereby revoking any proxy heretofore given.

This proxy will be voted as specified in the spaces provided therefore or, if no such specification is made, it will be voted “FOR” the election of directors, proposal 2 and proposal 3.

Address/Comments:

If you noted Address Changes/Comments above, please check corresponding box on the reverse side.

A.G. EDWARDS, INC. P.O. BOX 11321 NEW YORK, NY 10203-0321
(Continued, and to be signed and dated on reverse side.)